Exhibit 99.1

NRG Energy, Inc. Reports Third Quarter 2018 Results and Initiates 2019 Guidance

•	Closed on sale of NRG’s interest in NRG Yield and the Renewables Platform for $1.348 billion[1]

•	Executing on second $500 million share repurchase commitment, totaling $1 billion in 2018

•	Announcing an additional $500 million share repurchase authorization

•
Redeemed $485 million balance of 2022 senior notes and prepaid $155 million of Term Loans, achieving corporate debt reduction target of $640 million; on track to achieve 3.0x net debt / EBITDA for 2018

•	Narrowing 2018[2] guidance to the upper-half of range and initiating 2019 Adjusted EBITDA and FCFbG guidance

•	C. John Wilder announces retirement from the Board of Directors

PRINCETON, NJ - November 8, 2018 - NRG Energy, Inc. (NYSE: NRG) today reported third quarter 2018 income from continuing operations of $306 million. Income from continuing operations for the first nine months of 2018 of $601 million, or $1.91 per diluted common share, compares to income from continuing operations of $116 million, or $0.56 per diluted common share for the first nine months of 2017. Adjusted EBITDA for the three and nine months ending September 30, 2018, was $677 million and $1,580 million, respectively. Year-to-date cash from continuing operations totaled $758 million.

“Our quarterly and year to date results demonstrate the benefits of the integrated retail and generation platform,” said Mauricio Gutierrez, President and Chief Executive Officer, NRG. “We are making significant progress on achieving our Transformation Plan targets and capital allocation priorities.”

Consolidated Financial Results
On August 31, 2018, NRG completed the sale of its interest in NRG Yield and the Renewables Platform. As a result, the financial information for NRG Yield, the Renewables Platform and Carlsbad Energy Center has been deconsolidated from the current period and all historical periods have been recast to reflect the presentation of these entities as discontinued operations.

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/18	9/30/17	9/30/18	9/30/17
Income from Continuing Operations	$306	$185	$601	$116
Cash From Continuing Operations	$401	$640	$758	$558
Adjusted EBITDA	$677	$552	$1,580	$1,183
Free Cash Flow Before Growth Investments (FCFbG)	$556	$462	$856	$630

1 Sale price was reduced by $27 MM to account for the agreed-upon adjustment for Patriot Wind, which is expected to be sold to a third party

2 Adjusted for the deconsolidation of NRG Yield, the Renewables Platform, and Carlsbad Energy Center, and the expected sale of South Central
Segment Results

Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/18	9/30/17	9/30/18	9/30/17
Retail	$(127)	$72	$733	$380
Generation [a]	595	272	302	183
Corporate	(162)	(159)	(434)	(447)
Income from Continuing Operations	$306	$185	$601	$116
a. In accordance with GAAP, 2018 and 2017 results have been restated to include full impact of the deconsolidation of GenOn, NRG Yield, the Renewables Platform and Carlsbad Energy Center

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/18	9/30/17	9/30/18	9/30/17
Retail	$269	$279	$755	$615
Generation [a]	421	297	850	607
Corporate	(13)	(24)	(25)	(39)
Adjusted EBITDA [b]	$677	$552	$1,580	$1,183
a. In accordance with GAAP, 2018 and 2017 results have been restated to include full impact of the deconsolidation of GenOn, NRG Yield, the Renewables Platform and Carlsbad Energy Center
b. See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations

Retail: Third quarter Adjusted EBITDA was $269 million, $10 million lower than third quarter 2017, driven by higher margin enhancement costs.  Gross margin was $25 million higher as a result of our margin enhancement initiatives (including both value expansion and customer growth), coupled with increased usage, partially offset by higher supply costs.

Generation: Third quarter Adjusted EBITDA was $421 million, $124 million higher than third quarter 2017, driven by:

•	Gulf Coast Region: $115 million increase due to higher generation and higher realized energy prices; and

•
East/West[3]: $9 million increase due to higher capacity revenues, partially offset by increased operating costs and the deconsolidation impact of the non-controlling interest in Ivanpah and Agua Caliente.

Corporate: Third quarter Adjusted EBITDA was $(13) million, $11 million better than the third quarter 2017, driven by lower G&A expenses associated with the Transformation Plan.

3 Includes International and Renewables

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	9/30/18	12/31/17
Cash and Cash Equivalents	$1,359	$767
Restricted Cash	28	279
Total	$1,387	$1,046
Total credit facility availability	1,454	1,711
Total Liquidity, excluding collateral received	$2,841	$2,757

As of September 30, 2018, NRG-level cash was at $1.4 billion, and $1.5 billion was available under the Company’s credit facilities. Total liquidity was $2.8 billion, including restricted cash. Overall liquidity as of the end of the third quarter 2018 was $84 million higher than at the end of 2017.

NRG Strategic Developments
Transformation Plan
Through the third quarter of 2018, NRG realized $375 million of its 2018 cost savings target as part of the previously announced Transformation Plan, and is on track to realize $500 million in savings in 2018. With respect to the asset sales under the Transformation Plan, on August 31, 2018, the Company completed the sale of its interest in NRG Yield, Inc. and the Renewables Platform to GIP, for approximately $1.348 billion in cash proceeds. NRG is narrowing asset sale proceeds to $3.1 billion from $3.2 billion. The $1 billion sale of South Central is targeted to close by year end 2018 and the balance, Carlsbad and Agua Caliente, in 2019.

Agua Caliente Deconsolidation
As a result of the sale of NRG Yield and the Renewables Platform, the Company no longer controls the Agua Caliente project. Due to this change in control, the Company has deconsolidated the Agua Caliente project from its financial results and is accounting for the project as an equity method investment going forward. This is unrelated to the Company’s planned sale of its remaining interest in Agua Caliente as described in the preceding paragraph.

2018 and 2019 Guidance

NRG has narrowed the range of its Adjusted EBITDA and FCF before Growth Investments guidance for 2018 to reflect the completed sale of NRG Yield and the Renewables Platform, as well as the previously announced sale of the South Central business unit. Additionally, NRG is initiating guidance for fiscal year 2019, which also reflects the aforementioned sales.

Table 4: 2018 and 2019 Adjusted EBITDA, Cash from Operations, and FCF before Growth Investments Guidance

	2018	2019
($ in millions)	Revised Guidance[4]	Guidance
Adjusted EBITDA[5]	$1,700-$1,800	$1,850-$2,050
Cash From Operations	$1,240-$1,340	$1,405-$1,605
Free Cash Flow Before Growth Investments (FCFbG)	$1,050-$1,150	$1,250-$1,450

4 Adjusted for the deconsolidation of NRG Yield, the Renewables Platform, and Carlsbad Energy Center, and the expected sale of South Central
5 Non-GAAP financial measure; see Appendix Tables A-1 through A-5 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

Capital Allocation Update

During the third quarter of 2018, NRG executed on its second $500 million share repurchase commitment through an Accelerated Share Repurchase program. This brings the total amount of shares to be repurchased in 2018 to $1 billion. In addition, the Board of Directors of the Company has authorized an additional $500 million share repurchase program to be executed into 2019.

To remain leverage-neutral in connection with the $575 million convertible senior notes issued in second quarter of 2018, NRG completed the repurchase of $575 million of its 2022, 2027 and 2028 senior unsecured notes during the third quarter of 2018, generating approximately $20 million of annual interest expense savings7.

Additionally, the Company has completed its targeted $640 million of debt reduction through the redemption of $485 million of its outstanding 6.250% senior notes due 2022 and the prepayment of $155 million of Term Loans, and is on track to achieve a target net debt to Adjusted EBITDA ratio of 3.0x for 2018.

On October 17, 2018, NRG declared a quarterly dividend on the Company's common stock of $0.03 per share, payable November 15, 2018, to stockholders of record as of November 1, 2018, representing $0.12 on an annualized basis.

The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Board of Directors

C. John Wilder informed the Board of Directors that he will retire from the Board, effective November 8, 2018.  Mr. Wilder joined the Board in February 2017 and served on the Company’s Business Review Committee (dissolved in July 2017) and Finance and Risk Management Committee.  In connection with Mr. Wilder’s resignation, the size of the Board will be reduced from eleven (11) to ten (10) members.

According to C. John Wilder, Independent Director of the Board, “Today, I am announcing my retirement from the NRG Board of Directors.” Mr. Wilder continues, “I applaud the advancements made by the company in the culture and strategy since Mauricio Gutierrez took over as CEO, and most recently with the adoption and execution of the Transformation Plan. This has been a critical year in the Company’s transformation and I am proud of the course charted by my fellow directors and management in rightsizing the business, strengthening the balance sheet, achieving cost excellence and adopting capital allocation principles. I believe NRG has the right team in place to continue its relentless execution that will create significant long-term value and I am excited to remain a long-term shareholder.”

Larry Coben, Chairman of the Board, continued, "On behalf of the Board of Directors, I want to thank John for his outstanding service on the Board and valued direction on all Board matters, particularly the Company's Transformation Plan. Going forward, the Board will continue to assess our size and composition to ensure the proper level of expertise and oversight on behalf of our shareholders."

Mr. Gutierrez added, “John has provided valuable insights and thoughtful counsel as a member of the Board. I want to thank him for his service, and look forward to having him as a valued long-term shareholder."

7 Interest savings assumes average 6.2% interest rate on $575 million debt retired in 2018

Earnings Conference Call
On November 8, 2018, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re redefining power by putting customers at the center of everything we do. We create value by generating electricity and serving nearly 3 million residential and commercial customers through our portfolio of retail electricity brands. A Fortune 500 company, NRG delivers customer-focused solutions for managing electricity, while enhancing energy choice and working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy, @nrginsight.

Safe Harbor Disclosure
In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyber terrorism and inadequate cyber security, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and company-wide processes, our ability to implement and execute on our publicly announced transformation plan, including any cost savings, margin enhancement, asset sale, and net debt targets, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the timing or completion of GenOn's emergence from bankruptcy, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of November 8, 2018. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings press release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Candice Adams	Kevin L. Cole, CFA
609.524.5428	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except for per share amounts)	2018	2017	2018	2017
Operating Revenues
Total operating revenues	$3,061	$2,740	$7,795	$7,246
Operating Costs and Expenses
Cost of operations	2,307	2,072	5,730	5,589
Depreciation and amortization	112	163	370	490
Impairment losses	—	—	74	60
Selling, general and administrative	212	190	591	634
Reorganization costs	27	12	70	18
Development costs	1	6	9	18
Total operating costs and expenses	2,659	2,443	6,844	6,809
Other income - affiliate	—	—	—	87
Gain on sale of assets	14	—	30	4
Operating Income	416	297	981	528
Other Income/(Expense)
Equity in earnings/(losses) of unconsolidated affiliates	20	9	26	(20)
Other income/(expense), net	17	19	(4)	43
Loss on debt extinguishment, net	(19)	—	(22)	—
Interest expense	(121)	(139)	(361)	(432)
Total other expense	(103)	(111)	(361)	(409)
Income from Continuing Operations Before Income Taxes	313	186	620	119
Income tax expense	7	1	19	3
Income from Continuing Operations	306	185	601	116
Loss from discontinued operations, net of income tax	(354)	(22)	(320)	(798)
Net (Loss)/Income	(48)	163	281	(682)
Less: Net income/(loss) attributable to noncontrolling interest and redeemable noncontrolling interests	24	(8)	1	(63)
Net (Loss)/Income Attributable to NRG Energy, Inc. common stockholders	$(72)	$171	$280	$(619)
(Loss)/Earnings per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	299	317	309	317
Income from continuing operations per weighted average common share — basic	$0.94	$0.61	$1.94	$0.56
Loss from discontinued operations per weighted average common share — basic	$(1.18)	$(0.07)	$(1.03)	$(2.51)
(Loss)/Earnings per Weighted Average Common Share — Basic	$(0.24)	$0.54	$0.91	$(1.95)
Weighted average number of common shares outstanding — diluted	299	322	313	317
Income from continuing operations per weighted average common share — diluted	$0.94	$0.60	$1.91	$0.56
Loss from discontinued operations per weighted average common share — diluted	$(1.18)	$(0.07)	$(1.02)	$(2.51)
(Loss)/Earnings per Weighted Average Common Share — Diluted	$(0.24)	$0.53	$0.89	$(1.95)
Dividends Per Common Share	$0.03	$0.03	$0.09	$0.09

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(In millions)
Net (loss)/income	$(48)	$163	$281	$(682)
Other comprehensive income/(loss), net of tax
Unrealized gain on derivatives, net of income tax expense of $0, $0, $1, and $0	4	7	24	7
Foreign currency translation adjustments, net of income tax expense of $0, $0, $0, and $0	(2)	2	(8)	9
Available-for-sale securities, net of income tax expense of $0, $0, $0, and $0	—	1	1	2
Defined benefit plans, net of income tax expense of $0, $0, $0, and $0	(1)	(1)	(3)	25
Other comprehensive income	1	9	14	43
Comprehensive (loss)/income	(47)	172	295	(639)
Less: Comprehensive income/(loss) attributable to noncontrolling interest and redeemable noncontrolling interest	26	(5)	15	(61)
Comprehensive (loss)/income attributable to NRG Energy, Inc. common stockholders	$(73)	$177	$280	$(578)

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
(In millions, except shares)	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,359	$767
Funds deposited by counterparties	30	37
Restricted cash	28	279
Accounts receivable, net	1,297	960
Inventory	408	486
Derivative instruments	683	624
Cash collateral paid in support of energy risk management activities	209	171
Accounts receivable - affiliate	19	186
Prepayments and other current assets	248	179
Current assets - held for sale	—	116
Current assets - discontinued operations	4	705
Total current assets	4,285	4,510
Property, plant and equipment, net	3,599	6,435
Other Assets
Equity investments in affiliates	452	182
Notes receivable, less current portion	10	2
Goodwill	539	539
Intangible assets, net	602	507
Nuclear decommissioning trust fund	719	692
Derivative instruments	392	159
Deferred income taxes	11	6
Other non-current assets	281	294
Non-current assets held-for-sale	—	43
Non-current assets - discontinued operations	560	10,181
Total other assets	3,566	12,605
Total Assets	$11,450	$23,550
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$593	$204
Accounts payable	824	711
Accounts payable - affiliate	14	57
Derivative instruments	550	537
Cash collateral received in support of energy risk management activities	30	37
Accrued expenses and other current liabilities	659	769
Accrued expenses and other current liabilities - affiliate	1	161
Current liabilities - held-for-sale	—	72
Current liabilities - discontinued operations	52	864
Total current liabilities	2,723	3,412
Non-Current Liabilities
Long-term debt and capital leases	6,658	9,180
Nuclear decommissioning reserve	278	269
Nuclear decommissioning trust liability	432	415
Deferred income taxes	18	21
Derivative instruments	357	143
Out-of-market contracts, net	177	195
Other non-current liabilities	1,177	1,002
Non-current liabilities - held-for-sale	—	8
Non-current liabilities - discontinued operations	547	6,859
Total non-current liabilities	9,644	18,092
Total Liabilities	12,367	21,504
Redeemable noncontrolling interest in subsidiaries	19	78
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,453	8,377
Accumulated deficit	(6,001)	(6,269)
Less treasury stock, at cost - 129,948,876 and 101,580,045 shares, at September 30, 2018 and December 31, 2017, respectively	(3,334)	(2,386)
Accumulated other comprehensive loss	(58)	(72)
Noncontrolling interest	—	2,314
Total Stockholders’ Equity	(936)	1,968
Total Liabilities and Stockholders’ Equity	$11,450	$23,550

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(In millions)	2018	2017
Cash Flows from Operating Activities
Net income/(loss)	$281	$(682)
Loss from discontinued operations, net of income tax	(320)	(798)
Income from continuing operations	601	116
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	10	—
Depreciation, amortization and accretion	403	490
Provision for bad debts	57	57
Amortization of nuclear fuel	38	37
Amortization of financing costs and debt discount/premiums	21	15
Adjustment for debt extinguishment	22	3
Amortization of intangibles and out-of-market contracts	21	79
Amortization of unearned equity compensation	36	27
Impairment losses	89	60
Changes in deferred income taxes and liability for uncertain tax benefits	(6)	(1)
Changes in nuclear decommissioning trust liability	50	20
Changes in derivative instruments	(17)	36
Changes in collateral deposits in support of energy risk management activities	(30)	(103)
Gain on sale of emission allowances	(20)	21
Gain on sale of assets	(30)	(4)
GenOn settlement in July 2018	(125)	—
Loss on deconsolidation of business	13	—
Changes in other working capital	(375)	(295)
Cash provided by continuing operations	758	558
Cash provided by discontinued operations	324	178
Net Cash Provided by Operating Activities	1,082	736
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(209)	(12)
Capital expenditures	(345)	(172)
Purchases of emission allowances	(30)	(47)
Proceeds from sale of emission allowances	54	104
Investments in nuclear decommissioning trust fund securities	(449)	(402)
Proceeds from the sale of nuclear decommissioning trust fund securities	398	382
Proceeds from sale of assets, net of cash disposed and sale of discontinued operations, net of fees	1,555	309
Deconsolidation of business	(268)	—
Changes in investments in unconsolidated affiliates	(62)	24
Other	—	30
Cash provided by continuing operations	644	216
Cash used by discontinued operations	(703)	(638)
Net Cash (Used) by Investing Activities	(59)	(422)
Cash Flows from Financing Activities
Payment of dividends to common stockholders	(28)	(28)
Payment for treasury stock	(1,000)	—
Proceeds from issuance of long-term debt	995	308
Payments for short and long-term debt	(970)	(343)
Receivable from affiliate	(26)	(125)
Net distributions to noncontrolling interests from subsidiaries	(17)	(18)
Payment of debt issuance costs	(19)	(39)
Other	(4)	(8)
Cash used by continuing operations	(1,069)	(253)
Cash provided by discontinued operations	403	39
Net Cash Used by Financing Activities	(666)	(214)
Effect of exchange rate changes on cash and cash equivalents	1	(10)
Change in Cash from discontinued operations	24	(421)
Net Increase in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	334	511
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	1,083	860
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$1,417	$1,371

Appendix Table A-1: Third Quarter 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	417	178	595	(127)	(162)	306
Plus:
Interest expense, net	—	10	10	1	105	116
Income tax	—	—	—	—	7	7
Loss on debt extinguishment	—	—	—	—	19	19
Depreciation and amortization	43	30	73	30	9	112
ARO Expense	9	4	13	—	—	13
Contract amortization	2	—	2	—	—	2
Lease amortization	—	(2)	(2)	—	—	(2)
EBITDA	471	220	691	(96)	(22)	573
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	2	25	27	—	—	27
Reorganization costs	1	2	3	6	18	27
Deactivation costs	—	—	—	—	3	3
Gain on sale of business	—	1	1	—	(14)	(13)
Other non recurring charges	1	(12)	(11)	—	2	(9)
Mark to market (MtM) (gains)/losses on economic hedges	(268)	(22)	(290)	359	—	69
Adjusted EBITDA	207	214	421	269	(13)	677
1 Includes International, remaining renewables and Generation eliminations

Third Quarter 2018 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	782	497	1,279	2,202	(480)	3,001
Cost of sales	413	192	605	1,702	(477)	1,830
Economic gross margin[2]	369	305	674	500	(3)	1,171
Operations & maintenance and other cost of operations [3]	146	111	257	89	(3)	343
Selling, marketing, general and administrative	29	25	54	144	14	212
Other expense/(income) [4]	(13)	(45)	(58)	(2)	(1)	(61)
Adjusted EBITDA	207	214	421	269	(13)	677
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM loss of $69 million and contract amortization of $2 million
3 Excludes deactivation costs of $3 million
4 Excludes gain on sale of business of $13 million, reorganization costs of $27 million and loss on debt extinguishment of $19 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	3,061	(5)	(55)	—	—	3,001
Cost of operations	1,961	(7)	(124)	—	—	1,830
Gross margin	1,100	2	69	—	—	1,171
Operations & maintenance and other cost of operations	346	—	—	(3)	—	343
Selling, marketing, general & administrative	212	—	—	—	—	212
Other expense/(income) [1]	236	(246)	—	—	(51)	(61)
Income/(Loss) from Continuing Operations	306	248	69	3	51	677
1 Other adj. includes gain on sale of assets of $13 million, reorganization costs of $27 million and loss on debt extinguishment of $19 million

Appendix Table A-2: Third Quarter 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	155	117	272	72	(159)	185
Plus:
Interest expense, net	—	24	24	1	111	136
Income tax	—	—	—	—	1	1
Depreciation and amortization	69	59	128	28	7	163
ARO Expense	4	3	7	—	—	7
Contract amortization	3	1	4	(1)	—	3
Lease amortization	—	(2)	(2)	—	—	(2)
EBITDA	231	202	433	100	(40)	493
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	(6)	14	8	—	(1)	7
Acquisition-related transaction & integration costs	—	—	—	—	3	3
Reorganization costs	3	—	3	5	4	12
Deactivation costs	—	2	2	—	3	5
Other non recurring charges	(1)	(3)	(4)	1	7	4
Mark to market (MtM) (gains)/losses on economic hedges	(135)	(10)	(145)	173	—	28
Adjusted EBITDA	92	205	297	279	(24)	552
1 Includes International, remaining renewables and Generation eliminations

Third Quarter 2017 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	655	520	1,175	1,935	(397)	2,713
Cost of sales	395	204	599	1,460	(394)	1,665
Economic gross margin[2]	260	316	576	475	(3)	1,048
Operations & maintenance and other cost of operations[3]	143	111	254	87	3	344
Selling, marketing, general & administrative	35	16	51	109	30	190
Other expense/(income)[4]	(10)	(16)	(26)	—	(12)	(38)
Adjusted EBITDA	92	205	297	279	(24)	552
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM loss of $28 million and contract amortization of $3 million
3 Excludes deactivation costs of $5 million
4 Excludes acquisition-related transaction & integration costs of $3 million and reorganization costs of $12 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,740	(5)	(22)	—	—	2,713
Cost of operations	1,723	(8)	(50)	—	—	1,665
Gross margin	1,017	3	28	—	—	1,048
Operations & maintenance and other cost of operations	349	—	—	(5)	—	344
Selling, marketing, general & administrative	190	—	—	—	—	190
Other expense/(income) [1]	293	(305)	—	—	(26)	(38)
Income/(Loss) from Continuing Operations	185	308	28	5	26	552
1 Other adj. includes acquisition-related transaction & integration costs of $3 million and reorganization costs of $12 million

Appendix Table A-3: YTD Third Quarter 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	156	146	302	733	(434)	601
Plus:
Interest expense, net	—	46	46	2	301	349
Income tax	—	1	1	—	18	19
Loss on debt extinguishment	—	—	—	—	22	22
Depreciation and amortization	128	131	259	86	25	370
ARO Expense	21	12	33	—	—	33
Contract Amortization	7	1	8	—	—	8
Lease amortization	—	(6)	(6)	—	—	(6)
EBITDA	312	331	643	821	(68)	1,396
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	5	47	52	—	1	53
Acquisition-related transaction & integration costs	—	—	—	2	3	5
Reorganization costs	5	5	10	10	50	70
Deactivation costs	—	10	10	—	8	18
Gain on sale of business	—	2	2	—	(29)	(27)
Other non recurring charges	27	13	40	3	10	53
Impairments	—	74	74	—	—	74
Market to market (MtM) (gains)/losses on economic hedges	14	5	19	(81)	—	(62)
Adjusted EBITDA	363	487	850	755	(25)	1,580
1 Includes International, remaining renewables and Generation eliminations

YTD Third Quarter 2018 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	1,923	1,286	3,209	5,502	(897)	7,814
Cost of sales	1,028	439	1,467	4,130	(895)	4,702
Economic gross margin[2]	895	847	1,742	1,372	(2)	3,112
Operations & maintenance and other cost of operations[3]	494	363	857	236	(10)	1,083
Selling, marketing, general & administrative	83	82	165	385	41	591
Other expense/(income)[4]	(45)	(85)	(130)	(4)	(8)	(142)
Adjusted EBITDA	363	487	850	755	(25)	1,580
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $62 million and contract amortization of $8 million
3 Excludes deactivation costs of $18 million
4 Excludes gain on sale of business of $27 million, acquisition-related transaction & integration costs of $5 million, reorganization costs of $70 million and loss on debt extinguishment of $22 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	7,795	(12)	31	—	—	7,814
Cost of operations	4,629	(20)	93	—	—	4,702
Gross margin	3,166	8	(62)	—	—	3,112
Operations & maintenance and other cost of operations	1,101	—	—	(18)	—	1,083
Selling, marketing, general & administrative	591	—	—	—	—	591
Other expense/(income) [1]	873	(765)	—	—	(250)	(142)
Income/(Loss) from Continuing Operations	601	773	(62)	18	250	1,580
1 Other adj. includes gain on sale of assets of $27 million, acquisition-related transaction & integration costs of $5 million, reorganization costs of $70 million and loss on debt extinguishment of $22 million

Appendix Table A-4: YTD Third Quarter 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	50	133	183	380	(447)	116
Plus:
Interest expense, net	—	74	74	3	349	426
Income tax	—	2	2	(9)	10	3
Depreciation and amortization	207	178	385	81	24	490
ARO Expense	11	9	20	—	—	20
Contract Amortization	10	3	13	—	—	13
Lease amortization	—	(6)	(6)	—	—	(6)
EBITDA	278	393	671	455	(64)	1,062
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	15	43	58	—	(11)	47
Acquisition-related transaction & integration costs	—	—	—	—	3	3
Reorganization costs	3	—	3	5	10	18
Deactivation costs	—	3	3	—	7	10
Other non recurring charges	(25)	—	(25)	1	16	(8)
Impairments	42	18	60	—	—	60
MtM (gains)/losses on economic hedges	(152)	(11)	(163)	154	—	(9)
Adjusted EBITDA	161	446	607	615	(39)	1,183
1 Includes International, remaining renewables and Generation eliminations

YTD Third Quarter 2017 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	1,752	1,348	3,100	4,868	(910)	7,058
Cost of sales	1,049	500	1,549	3,671	(904)	4,316
Economic gross margin[2]	703	848	1,551	1,197	(6)	2,742
Operations & maintenance and other cost of operations[3]	442	370	812	246	13	1,071
Selling, marketing, general & administrative	97	73	170	334	130	634
Other expense/(income)[4]	3	(41)	(38)	2	(110)	(146)
Adjusted EBITDA	161	446	607	615	(39)	1,183
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $9 million and contract amortization of $13 million
2 Excludes deactivation costs of $10 million
3 Excludes acquisition-related transaction & integration costs of $3 million and reorganization costs of $18 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	7,246	(11)	(177)	—	—	7,058
Cost of operations	4,508	(24)	(168)	—	—	4,316
Gross margin	2,738	13	(9)	—	—	2,742
Operations & maintenance and other cost of operations	1,081	—	—	(10)	—	1,071
Selling, marketing, general & administrative	634	—	—	—	—	634
Other expense/(income) [1]	907	(933)	—	—	(120)	(146)
Income/(Loss) from Continuing Operations	116	946	(9)	10	120	1,183
1 Other adj. includes acquisition-related transaction & integration costs of $3 million and reorganization costs of $18 million

Appendix Table A-5: 2018 and 2017 Three and Nine Months Ended September 30 Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	September 30, 2018	September 30, 2017
Net Cash Provided by Operating Activities	402	555
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	—	(2)
Merger, integration and cost-to-achieve expenses (1)	27	14
GenOn Settlement (2)	132	13
Adjustment for change in collateral	27	(86)
Adjusted Cash Flow from Operating Activities	588	494
Maintenance CapEx, net (3)	(30)	(32)
Environmental CapEx, net	(1)	—
Distributions to non-controlling interests	(1)	—
Free Cash Flow Before Growth Investments (FCFbG)	556	462
(1) 2018 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call.
(2) 2018 includes settlement consideration of $261 million, transition services credit of $28 million, and pension contribution of $12 million, less $151 million repayment of intercompany revolver loan, accrued interest and fees of $12 million, certain other balances due to NRG of $6 million; 2017 includes pension contribution of $13 million.
(3) Includes insurance proceeds of $4 million in 2017.

	Nine Months Ended
($ in millions)	September 30, 2018	September 30, 2017
Net Cash Provided by Operating Activities	758	558
Merger, integration and cost-to-achieve expenses (1)	71	14
Sale of Land	3	8
GenOn Settlement (2)	132	13
Adjustment for change in collateral (3)	45	182
Adjusted Cash Flow from Operating Activities	1,009	775
Maintenance CapEx, net (4)	(135)	(102)
Environmental CapEx, net	(1)	(25)
Distributions to non-controlling interests	(17)	(18)
Free Cash Flow Before Growth Investments (FCFbG)	856	630
(1) 2018 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call.
(2) 2018 includes settlement consideration of $261 million, transition services credit of $28 million, and pension contribution of $12 million, less $151 million repayment of intercompany revolver loan, accrued interest and fees of $12 million, certain other balances due to NRG of $6 million; 2017 includes pension contribution of $13 million.
(3) 2018 includes $15MM return of collateral to GenOn, and 2017 reflects change in NRG’s cash collateral balance as of 3Q2017 including $79MM of collateral postings from deconsolidated affiliate (GenOn).
(4) Includes insurance proceeds of $22 million in 2017.

Appendix Table A-6: Third Quarter YTD 2018 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity through third quarter of 2018:

($ in millions)	Nine Months Ended September 30, 2018
Sources:
Adjusted cash flow from operations	1,009
Convertible Note Issuance	575
Asset sales	1,468
Uses:
Share repurchases	(1,000)
Debt Repayment, net of proceeds	(683)
Deconsolidation of Ivanpah and Agua Caliente	(268)
Decrease in credit facility	(257)
Growth investments and acquisitions, net	(151)
GenOn Settlement	(157)
Maintenance and environmental capex, net	(136)
Cost-to-achieve expenses(1)	(114)
Nuclear Decommissioning Trust	(51)
Collateral (2)	(38)
Common Stock Dividends	(28)
Distributions to non-controlling interests	(17)
Other Investing and Financing	(68)
Change in Total Liquidity	84
(1) Includes capital expenditures associated with the Transformation Plan
(2) Excludes impact of Funds deposited by Counterparties

Appendix Table A-7: 2018 and 2019 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to net income:

	2018 Adjusted EBITDA Revised Guidance
($ in millions)	Low	High
Income from Continuing Operations [1]	405	505
Income Tax	15	15
Interest Expense	445	445
Depreciation, Amortization, Contract Amortization and ARO Expense	490	490
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	65	65
Other Costs [2]	280	280
Adjusted EBITDA	1,700	1,800

	2019 Guidance
($ in millions)	Low	High
Income from Continuing Operations [1]	965	1,165
Income Tax	15	15
Interest Expense	350	350
Depreciation, Amortization, Contract Amortization and ARO Expense	430	430
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	40	40
Other Costs [2]	50	50
Adjusted EBITDA	1,850	2,050

1.	For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero.

2.	2018 includes impairments, loss on debt extinguishment, deactivation costs, and cost-to-achieve expenses; 2019 includes deactivation costs and cost-to-achieve expenses

Appendix Table A-8: 2018 and 2019 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

	2018	2019
($ in millions)	Revised Guidance	Guidance
Adjusted EBITDA	$1,700 - $1,800	$1,850 - $2,050
Cash Interest payments	(445)	(350)
Cash Income tax	(15)	(15)
Collateral / working capital / other	—	(80)
Cash From Operations	$1,240 - $1,340	$1,405 - $1,605

Adjusted Cash flow from operations	$1,240 - $1,340	$1,405 - $1,605
Maintenance capital expenditures, net	(170) - (180)	(145) - (165)
Environmental capital expenditures, net	(0) - (5)	(0) - (5)
Distributions to non-controlling interests	(10) - (20)	-
Free Cash Flow - before Growth	$1,050 - $1,150	$1,250 - $1,450

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.